AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND SERVICING AGREEMENT

    THIS AMENDMENT dated as of the last date in the signature block below (the “Effective Date”), to the Fund Servicing Agreement, dated as of December 22, 2021, as amended (the “Agreement”), is entered into by and between ADVISORS SERIES TRUST, a Delaware statutory trust (the “Trust”) on behalf of its separate series, and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties have previously entered into an Amended and Restated Fund Administration Servicing Agreement, dated as of June 8, 2006, as amended (the “Administration Agreement”), a Fund Accounting Agreement, dated June 8, 2006, as amended (the “Accounting Agreement”), and a Transfer Agent Servicing Agreement, dated June 8, 2006, as amended (the “Transfer Agent Agreement”);

    WHEREAS, the parties desire to update the funds names and amend the fee schedule in the Agreement for Huber Capital Management, LLC, and

WHEREAS, Section 13(F) of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.    The Exhibit for Huber Capital Management, LLC in the Agreement is hereby superseded and replaced with the Exhibit for Huber Capital Management, LLC attached hereto.
2.    Exhibit Q to the Administration Agreement is hereby superseded and replaced by the Exhibit for Huber Capital Management, LLC attached hereto.
3.    Exhibit Q to the Accounting Agreement is hereby superseded and replaced by the Exhibit for Huber Capital Management, LLC attached hereto.
4.    Exhibit P to the Transfer Agent Agreement is hereby superseded and replaced by the Exhibit for Huber Capital Management, LLC attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURE PAGE FOLLOWS

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/Jeff Rauman	By: /s/Gregory Farley
Name: Jeff Rauman	Name: Gregory Farley
Title: President	Title: Sr. Vice President
Date: 7/14/24	Date: July 16, 2024

ADVISOR SERIES TRUST
Servicing Agreement
Exhibit for Huber Capital Management, LLC

Name of Series
Huber Small Cap Value Fund
Huber Mid Cap Value Fund
Huber Large Cap Value Fund
Huber Select Large Cap Value Fund

Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Service Proposal - In support of external legal counsel
$ [ ] - one fund, per project
$ [ ] - two funds, per project
$ [ ] - three funds, per project
Negotiated Fee - four funds and above

(Includes MST external counsel fee, subject to services provided; if applicable)

■    $ [ ] - Additional fee per sub - adviser
■    $ [ ] - Additional fee per drafting multi-manager exemptive application (does not include outside legal costs)
■    MST may require up to $ [ ] in escrow
Additional Regulatory Administration Services
■    $ [ ] - per fund or as negotiated for Subsequent new fund launch
■    $ [ ] - per project for Subsequent new share class launch
■    Multi - managed funds - as negotiated based upon specific requirements
■    Proxy - as negotiated based upon specific requirements

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Postage, Federal and state filing fees, expenses from Board of Trustee meetings, third party auditing and legal expenses, EDGAR/iXBRL filing.

The Fund start-up and registration services project fee is paid for by the adviser and not the Fund(s). This non-refundable fee is not able to be recouped by the adviser under an expense waiver limitation or similar agreement. Fund startup and registration service fees are billed [ ] % following the selection of U.S. Bank and [ ] % 75 days after the preliminary registration statement is filed with the SEC.

Extraordinary services - negotiated based upon specific requirements
Multi - managed funds, proxy, expedited filings, asset conversion, fulcrum fee, other exemptive applications.

Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule

Annual Fee Based Upon Average Net Assets per Trust/Complex*
[ ] basis points on the first $ [ ]
[ ] basis points on the next $ [ ]
[ ] basis points on the balance
Minimum Annual Fee: $ [ ] per fund
    Additional fee of $ [ ] for each additional class, Controlled Foreign Corporation (CFC), and/or sub-advisor
    Additional fee of $ [ ] for each intraday NAV calculations in excess of one strike per day
Services Included in Annual Fee Per Fund
■    Advisor Information Source - On-line access to portfolio management and compliance information.
■    Daily Performance Reporting - Daily pre and post-tax fund and/or sub-advisor performance reporting.
■    U.S. Bank Regulatory Administration (e.g., annual registration statement update)
■    Core Tax Services - See Additional Services Fee Schedule

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.
Data Services
Pricing and Security Setup Services
For daily pricing, setup, and maintenance of each security (estimated [ ] pricing days annually)

    $ [ ] – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
    $ [ ] – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
    $ [ ] – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
    $ [ ] – Bank Loans
    Derivative Instruments are generally charged at the following rates:
o    $ [ ] – Interest Rate Swaps, Foreign Currency Swaps
o    $ [ ] – Swaptions
o    $ [ ] – Credit Default Swaps
    $ [ ] - Intraday money market funds pricing, up to [ ] times per day
    $ [ ] per Month Manual Security Pricing (> [ ] per day)

Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action and Factor Services (security paydown & prepayment time series)
    $ [ ] per Foreign Equity Security per Month for Corporate Action Services
    $1.50 per Domestic Equity Security per Month for Corporate Action Services
    $4.00 per CMO and Asset Backed Security per Month for Factor Services
    $ [ ] per Mortgage-Backed Security per Month for Factor Services

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
    $ [ ] per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)

Index Service Fees
    $ [ ] per month per fund: Tier [ ] for maintenance of data for performance calculations where the client is supplying the Index data
    $ [ ] per month per fund: Tier [ ] including but not limited to: ICE Indexes, Morningstar, Bloomberg, S&P, Dow Jones, CBOE, and HFRI Indexes
    $ [ ] per month per fund: Tier [ ] including but not limited to: MSCI Indexes, FTSE Russell
    $ [ ] per month per fund: Tier [ ] including but not limited to: Wilshire Indexes, Lipper JPM
    $ [ ] per month per fund additional fee for creation of a blended index, in addition to Tier index fees.

Note: Rates are tiered based upon rates charged by the index provider and are subject to change. S&P Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee. Use of other, custom, and blended indexes may result in additional fee. Index providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider.

All Data Service charges are subject to change based on cost increases from underlying data providers.

SEC Modernization Requirements
    Form N-PORT – $ [ ] per year, per Fund
    Form N-CEN – $ [ ] per year, per Fund
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 15(c) reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly.

Fund Administration & Portfolio Compliance
Additional Services Fee Schedule
Transfer In-Kind
    Tax Free Transfer In-Kind Cost Basis Tracking* – $ [ ] per sub-account per year
Daily Compliance Services
■    $ [ ] per fund group per year - Base fee
■     Additional fee of $ [ ] per fund per year (first fund included in base fee)
SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month*
Limited Derivatives User	$ [ ]
Full Derivatives User (no OTC derivatives)	$ [ ]
Full Derivative User (with 1-5 OTC derivatives)	$ [ ]
Full Derivative User (with 5 or more OTC derivatives)	$ [ ]
Closed Fund Data Maintenance Fee	$ [ ]
*Additional fees may apply from index providers
Section 15(c) Reporting
    $ [ ] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
    Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio with classes on one report) OR Full 15(c) report
    Performance reporting package: Peer Comparison Report
    Additional 15(c) reporting is subject to additional charges
    Data source – Morningstar; other data sources may incur additional charges by a third-party source. The creation of the reporting package involving other data sources is to be created by the third-party source and client.
Fees for Special Situation:
    Fee will be assessed.
Rule 2a-5 Supplemental Services:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[1]
[ ] % or less	$ [ ]
More than [ ] % but less than [ ] %	$ [ ]
[ ] % or more	$ [ ]

    Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to USBGFS’ ability to obtain comparison prices from its chosen comparison third-party pricing
1 NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from USBGFS’ chosen comparison third-party pricing source. The Fund may choose to perform comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.

sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in USBGFS’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.
Digital Board Materials:

Comprehensive Digital Services

Comprehensive Digital Services
Description	Annual Price[1] (USD)
Base Fee	$ [ ]
Per User Fee[2]	$ [ ]
Per Separate Committee[3] Fee	$ [ ]

1 Subject to an annual increase, provided that the annual increase will not exceed [ ] % through October 2025

2 A committee consists of a separate space on Diligent’s board portal that can be used to host and organize materials outside of the main board meeting, such as audit committees, governance committees, and executive committees.

Light Digital Offering

Light Digital Offering
Description	Annual Price[1] (USD)
Base Fee	$ [ ]

1 Subject to annual “CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Customized delivery of data:
TBD
TSR Pricing1
$ [ ] per year per fund for the first class plus

$ [ ] per year per class after the first class

1. Subject to annual “Consumer Price Index (CPI) increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Optional Tax Services
    Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $ [ ] per year
    Additional Capital Gain Dividend Estimates – (First two included in core services) – $ [ ] per additional estimate
    State tax returns - (First two included in core services) – $ [ ] per additional return
Tax Reporting – MLP C-Corporations
Federal Tax Returns
    Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $ [ ]
    Prepare Federal and State extensions (If Applicable) – Included in the return fees
    Prepare provision estimates – $ [ ] Per estimate
State Tax Returns
    Prepare state income tax returns for funds and blocker entities – $ [ ] per state return
    Sign state income tax returns – $ [ ] per state return
    Assist in filing state income tax returns – Included with preparation of returns
    State tax notice consultative support and resolution – $ [ ] per fund

ESG Compliance Reporting Services

    Monthly Investor Transparency Reporting $ [ ] per annum per fund.

Global Fund Services will provide a portfolio level ESG risk rating – across several criteria – to either the investment manager or the underlying investors as needed monthly. The ESG risk rating will be derived from leading market vendor data received in respect of those equity or equity derived portfolio investments where the corresponding risk data can be sourced. The risk rating will be assigned at a portfolio level based on its month end holdings and will be expressed as either a percentage of Net Asset Value or as a percentage of total portfolio holdings.

Additional Services Fee Schedule

Third-Party Agent Domestic Securities Lending Support*+
    $ [ ] implementation fee per Trust per Third-Party Agent Lender
    Annual Base Fee $ [ ] per Trust per Third-Party Agent Lender
    Plus Transaction fees

Third-Party Agent Portfolio Transaction Fees+
    $ [ ] - transaction fee will be assessed for each loan, return, and reallocation transactions (loan/return)

+ Each Third-Party Agent Lender will be invoiced directly

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Trust Chief Compliance Officer (CCO) Services Annual Fee Schedule
    $ [ ] for each fund (subject to Board approval)
    $ [ ] per sub-adviser per fund (capped at $ [ ] per sub-adviser over the fund complex)
    For more than one fund, fees will be aggregated and allocated equally.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided.

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly.

Transfer Agent, Shareholder & Account Services Fee Schedule
Annual Service Charges to the Fund*
    Base Fee per CUSIP            $ [ ] for first CUSIP in Fund Complex
$ [ ] each additional class CUSIP in Fund Complex
    Open Accounts NSCC Level 3        $ [ ] per open account
    Open Accounts No Load Funds        $ [ ] per open account
    Closed (zero balance) Accounts         $ [ ] per closed account
    Daily Accrual Fund Accounts        $ [ ] per open account

Annual Basis Point Fee per Fund Complex
Waived

Services Included in Annual Basis Point Fee
    Telephone Calls
    Voice Response Calls
    Manual Shareholder Transaction & Correspondence
    Omnibus Account Transaction
    Daily Valuation/Manual 401k Trade
    NSCC System Interface
    Short-Term Trader Reporting – Software application used to track and/or assess transaction fees that are determined to be short-term trades.
    Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
    12b-1 Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, CUSIP setup, CTI reporting, sales reporting & Rule 22c-2 reporting (MARS), electronic statements (Informa), EConnect Delivery, Shareholder Call review analysis, statement support, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided.

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Transfer Agent & Shareholder Services
Additional Services Fee Schedule
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
    $ [ ] per qualified plan account or Coverdell ESA account (Cap at $ [ ] per SSN)
    $ [ ] per transfer to successor trustee
    $ [ ] per participant distribution (Excluding SWPs)
    $ [ ] per refund of excess contribution
    $ [ ] per reconversion/recharacterization
Additional Shareholder Paid Fees
    $ [ ] per outgoing wire transfer or overnight delivery
    $ [ ] per telephone exchange
    $ [ ] per return check or ACH or stop payment
    $ [ ] per statement year requested per account (This fee applies to research requests for statements older than the prior year)
Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.
    Implementation
    $ [ ] –per fund group, Inquiry only - no transaction capabilities
    $ [ ] per fund group, base transactional and maintenance functionality
     [ ] year minimum term

Description	Schedule
Annual Fee – Based on Login Volume
Up to 100,000	$ [ ]
100,000 – 999,999	$ [ ]
1,000,000+	$ [ ]
Activity Fees
Per Login	$ [ ] per event
Login Challenge (email or SMS Text)	$ [ ] per event
Inquiry	$ [ ] per event
Account Maintenance	$ [ ] per event
Transaction – financial transactions, duplicate statements requests, etc.	$ [ ] per event
New Account Set-up	$ [ ] per event
Bank Verification Attempt	$ [ ] per event

Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.
Informa Shareholder Electronic Statement Services
Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations and send notification to consented shareowners of a new document to view.
    Document Loading, Storage, and Access – $ [ ] per statement
    Document Consent Processing, Suppression, and Notification – $ [ ] per suppressed statement
    Development & Implementation of Electronic Confirm Statements – $ [ ] initial setup fee
Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
    Document Loading, Storage, and Access – $ [ ] per statement
    Document Consent Processing, Suppression, and Notification – $ [ ] per suppressed statement
    Development & Implementation of Electronic Investor Statements – $ [ ] initial setup fee
Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
    Document Loading, Storage, and Access – $ [ ] per statement
    Document Consent Processing, Suppression, and Notification – $ [ ] per suppressed statement
    Development & Implementation of Electronic Tax Statements – $ [ ] initial setup fee
Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
    Document Consent Processing, Suppression, and Notification – $ [ ] per suppressed statement
    Development & Implementation of Electronic Compliance Documents – $ [ ] initial setup fee
Related Digital Investor Fees
    View Consent Enrollment – $ [ ] per transaction
    Consent Enrollment – $ [ ] per transaction
    View Statements – $ [ ] per view
Notes:
    Statements presented as PDF documents
    Statements will be loaded for all accounts, regardless of consent
     [ ] year minimum term
    Storage for [ ] years included in Document Loading, Storage and Access fee. Archive fee of $ [ ] per document per year for [ ] years and greater, if desired

Digital Investor customization charges apply
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
    Base Fee Per Management Company – file generation and delivery – $ [ ] per year

    Per Record Charge
    Rep/Branch/ID – $ [ ]
    Dealer – $ [ ]
    Price Files – $ [ ] per record or $ [ ] per user per month, whichever is less
Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.
    Account inquiry
    Inquiry - $ [ ] per event
    Vision ID - $ [ ] per month per ID
    Transaction Processing*
    Implementation Fee - $ [ ] per Management Company
    Transaction – purchase, redeem, and exchange - $ [ ] per event
    Monthly Minimum Charge - $ [ ] per month
    Electronic Statements*
    Implementation- $ [ ] per fund group
    Load charges-$ [ ] per image
    Archive charge (for any image stored beyond [ ] years)-$ [ ] per document

*Vision ID and event charges also apply.
    Threatmetrix Services:

Description	Monthly Schedule	Annualized
MFA Annual Product Fee

Below 1000 IDs	$ [ ]	$ [ ]
1000-3450 IDs	$ [ ]	$ [ ]
3451 IDs and above	$ [ ]	$ [ ]

Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
    $ [ ] per Email
Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.
    STAT – Statement and Tax Form Storage & Retrieval
    Setup: $ [ ] per user
    Support: $ [ ] per user per month
Additional Data Delivery Services
    Ad Hoc/PowerSelect File Development
    Standard ad-hoc select: $ [ ] per file
    Custom coded data for recurring, scheduled delivery: $ [ ] per hour consultation and programming development
    Support: $ [ ] per file per month for recurring files/reports scheduled for delivery.
    Recurring files scheduled for delivery via Pivot or Managed File Services.

    Custom Electronic File Exchange (MFS delivery of standard TIP files)
    Setup: $ [ ] one-time fee
    Support: $ [ ] per file per month
Chat Services
    Implementation Fee – $ [ ]
    Monthly Fee – $ [ ] per month
    Per Chat Fee – $ [ ] per chat or $ [ ] per minute of chat
Virtual Assistant
    $ [ ] Implementation Fee
    $ [ ] per month administration fee

Electronic Form Delivery and Signature Capture
    Implementation fee – $ [ ] (includes [ ] forms)
    Additional setup fee – $ [ ] for each additional form and email template
    Form and fund logo modifications – $ [ ] per form, $ [ ] per updated Fund Logo
    Monthly minimum fee – $ [ ] per month
    Per electronic envelope Fee – $ [ ]
Recordkeeping Application Access
    Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
    $ [ ] implementation
    $ [ ] per month
    Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
    Cost varies depending upon location and bandwidth
    TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
    $ [ ] implementation
    $ [ ] per ID per month
    TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
    $ [ ] implementation
    $ [ ] per ID per month
    TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
    $ [ ] implementation
    $ [ ] per ID per month
    Automated Work Distributor (AWD) – Image and workflow application.
    $ [ ] implementation
    $ [ ] per ID per month
    Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
    $ [ ] implementation
    $ [ ] per ID per month
    PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
    $ [ ] per month

Programming Services
    $ [ ] per hour (subject to change)
    Charges incurred for customized services based upon fund family requirements including but not limited to:
    Fund setup programming (transfer agent system, statements, options, etc.)
    Customized service development
    Voice response system setup (menu selections, shareholder system integration, testing, etc.)
    All other client specific customization and/or development services
Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
    $ [ ] per direct open account per year
Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
    $ [ ] setup per fund group
    $ [ ] per month administration
    $ [ ] per received email correspondence
Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
    $ [ ] per fund group per month
CTI Reporting
    Integrated custom detailed call reporting – $ [ ] per monthly report
Literature Fulfillment Services

■    Account Management/Database Administration
●    $ [ ] per month
●    $ [ ] per SKU - Receiving
●    $ [ ] per order - Order Processing
●    $ [ ] per month per location - Skid Storage
●    $ [ ] per SKU - Disposal

■    Inbound Tele servicing Only
●    $ [ ] per month Account Management (OR)
●    $ [ ] per call, Call Servicing

■    Lead Source Reporting
●    $ [ ] per month

■    Closed Loop Reporting
●    $ [ ] per month, Account Management
●    $ [ ] per fund group, Database Installation, Setup

■    Miscellaneous Expenses
Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
    $ [ ] per Month
Fund Event* Services
    Programming & File Delivery – $ [ ]/hour
    Project Management/Analysis – $ [ ]/hour
    Account Data Retention – $ [ ]/account/month until purged*
    CUSIP Data Retention – $ [ ]/CUSIP/month until purged*

*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent). FINCEN regulations require account retention for [ ] months following closing. Data is purged the first July after retention requirements have been fulfilled.
CUSIP Setup
    CUSIP Setup beyond the initial CUSIP – $ [ ] per CUSIP
    Expedited CUSIP Setup – $ [ ] per CUSIP (Less than [ ] days)
Fund Characteristic Change
    Fund Name Change – $ [ ] per fund/ per change
    Fund CUSIP Change – $ [ ] per fund/ per change
MARS Sales Reporting & Compliance Services
Standard MARS Implementation Cost
    $ [ ] – $ [ ] MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to [ ] year of DST/TA2000 data)
Standard MARS Products & Services (Monthly fees)
    $ [ ] MARS Sales & Compliance Reporting (Includes 1 Sale & 1 Compliance Users)
    $ [ ] MARS Sales Reporting (Includes 1 Sales Users)
    $ [ ] MARS 22c-2 Compliance (Includes 1 Compliance Users)

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial four dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $ [ ] per month.

Standard MARS System Setup & Implementation Costs
    $ [ ] – SalesForce.com Integration (if added after initial MARS implementation)
    $ [ ] – Custom Data Interface
    $ [ ] – OmniSERV Setup ($ [ ] Monthly Maintenance Fee)
    $ [ ] – Standard DCIO Interface Setup ($ [ ] Monthly Maintenance Fee)
    $ [ ] – Standard Interface Setup ($ [ ] Monthly Maintenance Fee)
    $ [ ] – Additional OmniSERV Interface ($ [ ] Monthly Maintenance Fee)

Standard MARS Licenses (Monthly Fee Per User)

    $ [ ] – Sales Reporting
    $ [ ] – 22c-2 Compliance
    $ [ ] – CRM
    $ [ ] – SFDC

MARS Training (in-person):
    $ [ ] /day plus travel and out-of-pocket expenses.
Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):

Transaction cleaning Fees:

Item Description	Monthly cleaning fees
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]

Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]

Additional Products & Services (Quoted Separately):
CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), Profiling, Market Metrics, Team Buying Units and RIA Monthly Load.

The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for [ ] days from the date requested. Once signed this agreement is binding for [ ] years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ
MARS Lite Implementation Cost – Eligibility Based on AUM and Transaction Size:
    $ [ ] – MARS Lite Base Sales Reporting Only (Includes up to one year of historical DST/TA2000 data)

MARS Lite Products & Services (Monthly fees):
    $ [ ] MARS Sales & Compliance Reporting
    $ [ ] MARS Sales Reporting Only

    $ [ ] MARS 22c-2 Compliance Only

Once an AUM of $ [ ] has been reached client must transition to a Standard MARS environment. Additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial two dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $ [ ] per month. No CRM real-time integration. There is no system access with MARS Lite.

MARS Lite System Setup & Implementation Costs (One-time fee):
    $ [ ] – Custom Data Interface
    $ [ ] – Additional OmniSERV Setup ($ [ ] Monthly)
    $ [ ] – Standard DCIO Interface Setup ($ [ ] Monthly)
    $ [ ] – Standard Interface Setup ($ [ ] Monthly)

Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):

Transaction cleaning Fees:

Item Description	Monthly cleaning fees
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]

Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]
Monthly Transactions [ ] – [ ]	$ [ ]

The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ. To qualify for MARS Lite a fund’s AUM must be under [ ] dollars. Once a client has reached and AUM of $ [ ] in the MARS Lite environment a separate Work Order will be required to transition to a Standard MARS environment. There may be fees associated with this transition.

Advisor’s signature below acknowledges approval of the above fee schedules.

Huber Capital Management, LLC

By: /s/Gary Thomas
Name: Gary Thomas
Title: COO/CCO
Date: 7-10-24